UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 17, 2005
                                                          -------------

                                  I-TRAX, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                   001-31584             23-3057155
   ------------------------        --------------       -------------------
(State or other jurisdiction of     (Commission            (IRS Employer
        incorporation)              File Number)         Identification No.)


                4 Hillman Drive, Suite 130
                 Chadds Ford, Pennsylvania                          19317
     ------------------------------------------------            -------------
         (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code:           (610) 459-2405


                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01         Entry into a Material Definitive Agreement.

Lease Amendment

                  On May 17, 2005, CHD Meridian Healthcare, LLC, an entity wholly owned by I-trax, Inc., and Burton Hills IV Partners, the landlord, amended the lease for I-trax's Nashville offices. Under the amendment, the size of the Nashville offices was increased by approximately 4,300 square feet to approximately 31,000 square feet and the term of the lease was extended through June 30, 2010. Rent under the lease is $24 escalating to $27 per rentable square foot.

Equity Plan Amendments

                  At I-trax's 2005 annual meeting of stockholders held on May 17, 2005, the stockholders approved amendments to I-trax's 2001 Equity Compensation Plan. The amendments:

     o increased the number of shares available for grant under the plan by 2,000,000 shares;

     o increased the number of shares added to the plan on each January 1 from 200,000 shares to 300,000 shares; and

     o increased the number of options that may be granted to a single individual in a single year to 400,000 shares.

                  As a result of the amendments, a total of 3,900,000 shares are currently available for grant under the plan.

                  A copy of the 2001 Amended and Restated 2001 Equity Compensation Plan was filed as Exhibit 10.3 to I-trax's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004, filed on November 15, 2004.

Non-Employee Directors Compensation

                  On May 17, 2005, I-trax's board of directors revised the annual cash retainer for non-employee directors. Effective June 1, 2005, non-employee directors will receive a $20,000 annual cash retainer, paid quarterly, which represents an increase of $6,000 per year over their prior cash retainer. The chairs of the audit and compensation committees will also receive additional annual retainers of $10,000 and $5,000, respectively, paid quarterly. A summary of the new compensation arrangement for non-employee directors is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                  On May 17, 2005, at its annual board meeting, the board of directors on I-trax elected Gerald D. Mintz to the board and to the audit committee, to hold office until I-trax's 2006 annual meeting of stockholders.

                  Mr. Mintz has broad experience as a senior executive in information services and enterprise software companies where he has driven growth initiatives through the development and delivery of technology-based solutions. He most recently held the position of President, Executive Programs, for Gartner, Inc., a global leader in IT research and advisory services. From 2002 to 2004, he


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served as Executive Vice President and Global Head of Enterprise Solutions for
Reuters, a global provider of news and information for the financial services sector. From 1999 to 2002, Mr. Mintz was Chairman and Chief Executive Officer of FAME Information Services, a leading enterprise software and information solutions provider to the global financial and energy markets. For the six years prior to that, he ran several businesses within Thomson Financial, a division of The Thomson Corporation, a publicly-traded information services company. Mr. Mintz holds a Ph.D. in Electrical Engineering (Biomedical).

Item 9.01         Financial Statements and Exhibits.

Exhibit No.       Description

10.1              Non-Employee Directors Compensation Policy.


                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           I-TRAX, INC.




Date:  May 23, 2005                        By:  /s/ Frank A. Martin
                                               ---------------------------------
                                           Name:    Frank A. Martin
                                           Title:   Chairman


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